Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118989 and 333-134605) vFinance Inc. of our reports dated March 23, 2007, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Sherb & Co., LLP

Boca Raton, Florida
April 2, 2007